FLIR Systems Announces Fourth Quarter and Full Year 2015 Financial Results

Fourth Quarter and Full Year Constant Currency Revenue Growth of 3% and 6%, Respectively; Fourth Quarter and Full Year Operating Income Growth of 7% and 18%, Respectively; Fourth Quarter and Full Year Operating Cash Flow Growth of 25% and 22%, Respectively

WILSONVILLE, OR -- (Marketwired - February 11, 2016) - FLIR Systems, Inc. (NASDAQ: FLIR) today announced financial results for the fourth quarter and full year ended December 31, 2015. Fourth quarter 2015 revenue was $437.6 million, up 1% compared to fourth quarter 2014 revenue of $434.4 million. On a constant currency basis, fourth quarter 2015 revenue was up 3% versus the prior year. Operating income in the fourth quarter was $93.5 million, compared to $87.4 million in the fourth quarter of 2014. Operating income was impacted by pretax charges related to previously-announced restructuring initiatives of $0.3 million in the fourth quarter of 2015 and $1.0 million in the fourth quarter of 2014.

Fourth quarter 2015 net income was $70.2 million, or $0.51 per diluted share, compared with net income of $72.8 million, or $0.51 per diluted share in the fourth quarter a year ago. Net income in the fourth quarter of 2015 was impacted by an after-tax gain on the sale of an investment of $12.7 million, offset by after-tax restructuring charges of $0.2 million and discrete tax charges of $7.4 million, netting to a $0.04 benefit to earnings per diluted share. Net income in the fourth quarter of 2014 was impacted by after-tax restructuring charges of $0.7 million and a discrete tax benefit of $9.4 million, netting to a $0.06 benefit to earnings per diluted share. Cash provided by operations in the fourth quarter reached $78.3 million, increasing 25% over the fourth quarter of 2014.

Revenue from the Surveillance segment was $150.7 million, a decrease of 5% from the fourth quarter results last year. The Instruments segment contributed $98.6 million of revenue during the fourth quarter, down 5% from the prior year but flat on a constant currency basis. The Security segment recorded revenue of $68.4 million in the fourth quarter, up 21% from the prior year. FLIR's OEM & Emerging Markets segment had $49.2 million of revenue, a decrease of 2% from the prior year. Revenue from the Maritime segment was $36.0 million, and was down 10% from the fourth quarter of 2014 and down 4% on a constant currency basis. The Detection segment contributed $34.7 million of revenue, an increase of 32% from the prior year.

For the full year, revenue was $1,557.1 million, up 2% compared to $1,530.7 million for the year ended December 31, 2014. On a constant currency basis, full year 2015 revenue grew 6% over 2014. Operating income for 2015 was $305.8 million compared to $259.2 million in 2014, an increase of 18% for the year. Net income for 2015 was $241.7 million, or $1.72 per diluted share, compared with 2014 net income of $200.3 million, or $1.39 per diluted share. Cash provided by operations during 2015 was $275.8 million, which compares to $226.2 million in the prior year and represents a 22% increase.

FLIR's backlog of firm orders for delivery within the next twelve months was approximately $604 million as of December 31, 2015, an increase of $36 million, or 6%, during the quarter and an increase of $56 million, or 10%, compared to $547 million at the end of 2014.

"The fourth quarter was in-line with our expectations. While revenues were up only slightly year over year given the strong dollar, our operating profitability improved due to strong execution and focus on costs. Cash flow from operations grew considerably compared to the fourth quarter of 2014 as we improve our working capital utilization. Additionally, sales bookings growth of over 20% during the fourth quarter resulted in the highest ending backlog balance since 2008," said Andy Teich, President and CEO of FLIR. "We were pleased with the financial performance over the full year 2015, with operating income growing 18% and earnings per share up 24%. As we look forward to 2016, we intend to grow in our existing and new markets through continued product innovation, operational discipline, strategic marketing, and opportunistic use of our capital."

Revenue and Earnings Outlook for 2016

FLIR also announced today that it currently expects revenue in 2016 to be in the range of $1.6 billion to $1.65 billion and net earnings to be in the range of $1.60 to $1.70 per diluted share. This guidance assumes a full year 2016 effective tax rate of 26%, excluding the impact of any future discrete items.

Dividend Increase and Declaration

FLIR's Board of Directors has approved a quarterly cash dividend of $0.12 per share on FLIR common stock, an increase of 9% over the previous paid quarterly dividend of $0.11 per share. The Board of Directors has declared the dividend payable on March 4, 2016, to shareholders of record as of close of business on February 19, 2016.

Conference Call

FLIR has scheduled a conference call at 11:00 a.m. ET (8:00 a.m. PT) today to discuss its results for the quarter. A simultaneous webcast of the conference call and the accompanying summary presentation may be accessed online from a link in the Events section of www.FLIR.com/investor. A replay will be available after 2:00 p.m. ET (11:00 a.m. PT) at this same internet address. Summary fourth quarter and historical financial data may be accessed online from the Financial Info Database link under the Financials & Filings section at www.FLIR.com/investor.

About FLIR Systems

FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. FLIR's advanced systems and components are used for a wide variety of thermal imaging, situational awareness, and security applications, including airborne and ground-based surveillance, condition monitoring, navigation, recreation, research and development, manufacturing process control, search and rescue, drug interdiction, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) threat detection. For more information, visit FLIR's web site at www.FLIR.com.

Forward-Looking Statements

Statements in this release by Andy Teich and the statements in the section captioned "Revenue and Earnings Outlook for 2016" above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates," or similar expressions) should be considered to be forward looking statements. Such statements are based on current expectations, estimates, and projections about FLIR's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for FLIR's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, the impact of FLIR's continuing compliance with U.S. export control laws and regulations and similar laws and regulations, the timely receipt of any necessary export licenses, constraints on supplies of critical components, excess or shortage of production capacity, the ability to manufacture and ship the products in the time period required, actual purchases under agreements, the continuing eligibility of FLIR to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in filings and reports filed with the Securities and Exchange Commission. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or internet service providers.

                             FLIR SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF INCOME
            (In thousands, except per share amounts)(Unaudited)

                               Three Months Ended      Twelve Months Ended
                                  December 31,            December 31,
                             ----------------------  ----------------------
                                2015        2014        2015        2014
                             ----------  ----------  ----------  ----------
Revenue                      $  437,647  $  434,366  $1,557,067  $1,530,654
Cost of goods sold              230,337     219,629     803,506     780,281
                             ----------  ----------  ----------  ----------
  Gross profit                  207,310     214,737     753,561     750,373
Operating expenses:
  Research and development       31,994      36,096     132,892     142,751
  Selling, general and
   administrative                81,553      90,258     313,544     331,995
  Restructuring expenses            266         963       1,361      16,383
                             ----------  ----------  ----------  ----------
    Total operating expenses    113,813     127,317     447,797     491,129
    Earnings from operations     93,497      87,420     305,764     259,244
Interest expense                  3,397       3,593      14,086      14,593
Interest income                    (306)       (471)     (1,167)     (1,405)
Other (income) expense, net     (14,376)      1,514     (12,601)     (3,473)
                             ----------  ----------  ----------  ----------
    Earnings before income
     taxes                      104,782      82,784     305,446     249,529

Income tax provision             34,578      10,032      63,760      49,268
                             ----------  ----------  ----------  ----------

    Net earnings             $   70,204  $   72,752  $  241,686  $  200,261
                             ==========  ==========  ==========  ==========
Earnings per share:
  Basic                      $     0.51  $     0.52  $     1.73  $     1.42
                             ==========  ==========  ==========  ==========
  Diluted                    $     0.51  $     0.51  $     1.72  $     1.39
                             ==========  ==========  ==========  ==========
Weighted average shares
 outstanding:
  Basic                         138,000     140,634     139,353     141,143
                             ==========  ==========  ==========  ==========
  Diluted                       138,970     142,520     140,774     143,569
                             ==========  ==========  ==========  ==========

                             FLIR SYSTEMS, INC.
                         CONSOLIDATED BALANCE SHEETS
                          (In thousands)(Unaudited)

                                                  December 31,  December 31,
                                                      2015          2014
                                                 ------------- -------------
ASSETS

Current assets:
  Cash and cash equivalents                      $     472,785 $     531,374
  Accounts receivable, net                             326,098       354,658
  Inventories                                          393,092       320,605
  Prepaid expenses and other current assets             95,539        93,691
    Total current assets                             1,287,514     1,300,328

Property and equipment, net                            272,629       247,094
Deferred income taxes, net                              55,429        54,102
Goodwill                                               596,316       553,335
Intangible assets, net                                 141,302       133,212
Other assets                                            53,210        61,240
                                                 ------------- -------------
                                                 $   2,406,400 $   2,349,311
                                                 ============= =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                               $     139,540 $      98,173
  Deferred revenue                                      31,933        27,878
  Accrued payroll and related liabilities               54,806        62,065
  Accrued expenses                                      40,930        51,810
  Accrued income taxes                                     201         4,586
  Other current liabilities                             53,241        50,045
  Current portion long-term debt                       264,694        15,000
                                                 ------------- -------------
    Total current liabilities                          585,345       309,557

Long-term debt                                          93,750       357,986
Deferred income taxes                                    3,623         9,193
Accrued income taxes                                    10,457        11,096
Other long-term liabilities                             63,710        51,706

Commitments and contingencies

Shareholders' equity                                 1,649,515     1,609,773
                                                 ------------- -------------
                                                 $   2,406,400 $   2,349,311
                                                 ============= =============

                             FLIR SYSTEMS, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (In thousands)(Unaudited)

                                  Three Months Ended    Twelve Months Ended
                                     December 31,          December 31,
                                 --------------------  --------------------
                                    2015       2014       2015       2014
                                 ---------  ---------  ---------  ---------

Cash flows from operating
 activities:
  Net earnings                   $  70,204  $  72,752  $ 241,686  $ 200,261
  Income items not affecting
   cash:
    Depreciation and
     amortization                   13,069     12,967     49,534     57,245
    Deferred income taxes            3,426     (2,214)   (13,812)    (1,242)
    Stock-based compensation
     arrangements                    6,299      6,782     25,748     30,788
  Gain on sale of certain
   assets, net                     (20,211)         -    (19,166)    (4,129)
  Other non-cash items               3,376     (4,032)     7,722       (791)
  Changes in operating assets
   and liabilities, net of
   acquisitions                      2,172    (23,411)   (15,898)   (55,888)
                                 ---------  ---------  ---------  ---------
Cash provided by operating
 activities                         78,335     62,844    275,814    226,244
                                 ---------  ---------  ---------  ---------

Cash flows from investing
 activities:
  Additions to property and
   equipment, net                  (18,118)   (20,333)   (68,234)   (61,262)
  Business acquisitions, net of
   cash acquired                   (92,260)         -    (92,260)         -
  Proceeds from sale of certain
   assets                           25,649          -     25,649     12,000
                                 ---------  ---------  ---------  ---------
Cash used by investing
 activities                        (84,729)   (20,333)  (134,845)   (49,262)
                                 ---------  ---------  ---------  ---------

Cash flows from financing
 activities:
  Repayments of long term debt      (3,750)    (3,750)   (15,000)   (15,000)
  Repurchase of common stock       (29,812)   (62,614)  (123,193)  (139,238)
  Dividends paid                   (15,206)   (14,102)   (61,399)   (56,513)
  Proceeds from shares issued
   pursuant to stock-based
   compensation plans                3,647     13,413     24,835     47,581
  Excess tax benefit of stock
   options exercised                 4,027      3,456      8,243     11,161
  Other financing activities           (14)        15        (24)       (18)
                                 ---------  ---------  ---------  ---------
Cash used by financing
 activities                        (41,108)   (63,582)  (166,538)  (152,027)
                                 ---------  ---------  ---------  ---------

Effect of exchange rate changes
 on cash                            (5,089)   (12,928)   (33,020)   (36,057)
                                 ---------  ---------  ---------  ---------

Net decrease in cash and cash
 equivalents                       (52,591)   (33,999)   (58,589)   (11,102)
Cash and cash equivalents:
  Beginning of period              525,376    565,373    531,374    542,476
                                 ---------  ---------  ---------  ---------
  End of period                  $ 472,785  $ 531,374  $ 472,785  $ 531,374
                                 =========  =========  =========  =========

                             FLIR SYSTEMS, INC.
              REVENUE AND EARNINGS FROM OPERATIONS BY SEGMENT
                         (In thousands)(Unaudited)

                                  Three Months Ended   Twelve Months Ended
                                     December 31,          December 31,
                                --------------------- ---------------------
                                   2015       2014       2015       2014
                                ---------- ---------- ---------- ----------
REVENUE
  Surveillance                  $  150,733 $  157,911 $  503,045 $  519,983
  Instruments                       98,599    103,540    347,476    354,124
  Security                          68,390     56,398    226,575    179,090
  OEM & Emerging Markets            49,154     50,168    186,722    199,095
  Maritime                          36,026     40,103    177,948    192,636
  Detection                         34,745     26,246    115,301     85,726
                                ---------- ---------- ---------- ----------
                                $  437,647 $  434,366 $1,557,067 $1,530,654
                                ========== ========== ========== ==========

EARNINGS (LOSS) FROM OPERATIONS
  Surveillance                  $   49,173 $   47,929 $  145,637 $  127,221
  Instruments                       34,394     34,277    112,353     98,954
  Security                           9,229     10,310     28,140     24,871
  OEM & Emerging Markets             7,558     14,732     41,065     50,250
  Maritime                             553      1,335     13,611     24,494
  Detection                          9,555      5,438     26,904     10,958
  Other                            (16,965)   (26,601)   (61,946)   (77,504)
                                ---------- ---------- ---------- ----------
                                $   93,497 $   87,420 $  305,764 $  259,244
                                ========== ========== ========== ==========

Investor Relations
Shane Harrison
503-498-3547
shane.harrison@flir.com